Exhibit 10.3

CHICAGO ATLANTIC BDC ADVISERS, LLC

420 North Wabash Avenue, Suite 500

Chicago, IL 60611

October 1, 2024

Chicago Atlantic BDC, Inc.

600 Madison Avenue, Suite 1800

New York, New York 10022

Re: Expense Limitation Agreement

Ladies and Gentlemen:

Chicago Atlantic BDC Advisers, LLC (the “Adviser”), intending to be legally bound, hereby confirms its agreement as follows in respect of Chicago Atlantic BDC, Inc. (the “Company”):

The Adviser hereby agrees to limit the amount of Specified Expenses (as defined below) borne by the Company to an amount not to exceed 2.15% per annum of the Company’s net assets (the “Expense Cap”). Specified Expenses means all expenses incurred by the Company during the Term (as defined below), except for: (i) the base management fee paid to the Adviser; (ii) the incentive fee paid to the Adviser; (iii) fees and expenses incurred in connection with the purchase by the Company of the portfolio investments held by Chicago Atlantic Loan Portfolio, LLC (“CALP”) in exchange for newly issued shares of the Company’s common stock, and the agreement with respect thereto between the Company and CALP; and (iv) litigation and indemnification expenses.

To the extent that Specified Expenses for a quarter exceed the Expense Cap, the Adviser will reimburse the Company for expenses to the extent necessary to eliminate such excess.

The Adviser’s agreement to limit the amount of Specified Expenses, as described above, is entered into for a one-year term beginning on October 1, 2024 and ending on September 30, 2025 (the “Term”). The agreement may only be terminated during the Term by the Board of Directors of the Company.

The reimbursement described in this agreement is not subject to recoupment by the Adviser.

Very truly yours,

Chicago Atlantic BDC Advisers, LLC

By:	/s/ John Mazarakis
Name:	John Mazarakis
Title:	Director

By:	/s/ Scott Gordon
Name:	Scott Gordon
Title:	Director

Accepted and Agreed:

Chicago Atlantic BDC, Inc.

By:	/s/ Andreas Bodmeier
Name:	Andreas Bodmeier
Title:	Chief Executive Officer

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